NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Scott Eckstein
(312) 346-8100	(212) 827-3766

OLD REPUBLIC REPORTS SECOND QUARTER AND FIRST HALF 2012 FINANCIAL RESULTS

CHICAGO – July 26, 2012 – Old Republic International Corporation (NYSE: ORI), today reported its financial results for the second quarter and first half of 2012. In late March of this year, we announced that our General Insurance Group's Consumer Credit Indemnity (CCI) division would be combined with our Mortgage Guaranty (MI) business in a renamed Republic Financial Indemnity Group, Inc. (“RFIG”) run-off segment. The two operations, which offer similar insurance coverages, have been in run-off operating mode since 2008 (CCI) and August 2011 (MI), and are inactive from new business production standpoints.

The combination affects the manner in which segmented results are presented. Accordingly, beginning with this second quarter 2012 earnings report the segmented results show the combination of these coverages as a single run-off book of business within ORI’s consolidated operations. Prior periods’ segmented information for the general insurance and RFIG run-off business segments has therefore been reclassified to provide necessary consistency in period-to-period comparisons.

Financial Highlights (*)
	Quarters Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Operating Revenues:
Excluding run-off business	$1,084.4	$961.0	12.8%	$2,113.4	$1,932.0	9.4%
RFIG run-off business	117.5	136.8	-14.1	243.5	289.0	-15.7
Total	$1,201.9	$1,097.9	9.5%	$2,357.0	$2,221.0	6.1%
Net Operating Income (Loss):
Excluding run-off business	$55.7	$56.8	-1.9%	$113.7	$118.4	-4.0%
RFIG run-off business	(104.1)	(121.2)	14.1	(163.5)	(199.9)	18.2
Total	$(48.3)	$(64.3)	24.8%	$(49.7)	$(81.5)	38.9%
Net Income (Loss):
Excluding run-off business	$61.4	$53.8	14.1%	$121.3	$118.6	2.3%
RFIG run-off business	(95.5)	(120.2)	20.5	(154.8)	(197.9)	21.8
Total	$(34.0)	$(66.3)	48.6%	$(33.5)	$(79.2)	57.6%
Diluted Earnings Per Share:
Net Operating Income (Loss)
Excluding run-off business	$0.22	$0.23	-4.3%	$0.44	$0.46	-4.3%
RFIG run-off business	(0.41)	(0.48)	14.6	(0.63)	(0.78)	19.2
Total	$(0.19)	$(0.25)	24.0%	$(0.19)	$(0.32)	40.6%
Net Income (Loss)
Excluding run-off business	$0.24	$0.21	14.3%	$0.47	$0.47	-%
RFIG run-off business	(0.37)	(0.47)	21.3	(0.60)	(0.78)	23.1
Total	$(0.13)	$(0.26)	50.0%	$(0.13)	$(0.31)	58.1%

Cash Dividends Per Share	$0.1775	$0.1750	1.4%	$0.3550	$0.3500	1.4%
Ending Book Value Per Share				$14.50	$15.56	-6.8%

(*) Unaudited; All amounts in this report are in millions except per share data and percentages.

As shown in the above highlights and succeeding tables, Old Republic’s consolidated results in both 2012 and 2011 periods were affected most adversely by continuing losses in the combined RFIG run-off business. In ORI’s active segments, 2012 general insurance profitability, most notably in this year’s second quarter, declined as a result of higher claim costs among the Company’s three largest liability insurance coverages. On the other hand, Title Insurance operations reflected continued improvements in operating margins.

Old Republic International Corporation

Consolidated Results – The major components of Old Republic’s consolidated results and other data for the periods reported upon are shown below.

	Quarters Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating revenues:
General insurance	$657.8	$604.0	$1,303.7	$1,208.7
Title insurance	411.1	334.6	773.4	674.6
Corporate and other	15.4	22.3	36.3	48.6
Subtotal	1,084.4	961.0	2,113.4	1,932.0
RFIG run-off business	117.5	136.8	243.5	289.0
Total	$1,201.9	$1,097.9	$2,357.0	$2,221.0
Pretax operating income (loss):
General insurance	$59.6	$82.0	$140.1	$170.9
Title insurance	22.5	5.5	31.9	8.1
Corporate and other	(2.2)	(6.1)	(6.5)	(7.5)
Subtotal	79.8	81.5	165.5	171.6
RFIG run-off business	(160.2)	(186.9)	(251.5)	(308.4)
Total	(80.3)	(105.4)	(85.9)	(136.8)
Realized investment gains (losses):
From sales	22.0	5.0	24.9	11.5
From impairments	-	(8.0)	-	(8.0)
Net realized investment gains (losses)	22.0	(2.9)	24.9	3.5
Consolidated pretax income (loss)	(58.3)	(108.3)	(60.9)	(133.3)
Income taxes (credits)	(24.2)	(42.0)	(27.3)	(54.0)
Net income (loss)	$(34.0)	$(66.3)	$(33.5)	$(79.2)

Consolidated underwriting ratio:
Including RFIG run-off business:
Benefits and claim ratio	65.8%	70.7%	62.7%	67.4%
Expense ratio	48.1	47.7	47.8	47.2
Composite ratio	113.9%	118.4%	110.5%	114.6%

Excluding RFIG run-off business:
Benefits and claim ratio	45.9%	45.4%	45.6%	45.2%
Expense ratio	52.5	52.2	52.2	52.0
Composite ratio	98.4%	97.6%	97.8%	97.2%

Diluted earnings per share:
Net operating income (loss)	$(0.19)	$(0.25)	$(0.19)	$(0.32)
Net realized investment gains (losses)	0.06	(0.01)	0.06	0.01
Net income (loss)	$(0.13)	$(0.26)	$(0.13)	$(0.31)

Cash dividends paid per share	$0.1775	$0.1750	$0.3550	$0.3500

Components of diluted
earnings per share:
Net operating income (loss):
General insurance	$0.17	$0.22	$0.38	$0.46
Title insurance	0.06	0.02	0.08	0.02
Corporate and other	(0.01)	(0.01)	(0.02)	(0.02)
Subtotal	0.22	0.23	0.44	0.46
RFIG run-off business	(0.41)	(0.48)	(0.63)	(0.78)
Total	(0.19)	(0.25)	(0.19)	(0.32)
Net realized investment gains (losses)	0.06	(0.01)	0.06	0.01
Net income (loss)	$(0.13)	$(0.26)	$(0.13)	$(0.31)

The preceding tables show both operating and net income or loss to highlight the effects of realized investment gain or loss recognition on period-to-period comparisons. The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time can distort the comparability of

Old Republic International Corporation

the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability. The composition of realized gains or losses follows:

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Realized gains (losses) from sales of
previously impaired securities:
Actual tax basis (loss) on sales	$-	$-	$-	$-
Accounting adjustment for impairment
charges taken in prior periods	-	-	-	.4
Net amount included herein	-	-	-	.4
Net realized gains from sales of all other securities	22.0	5.0	24.9	11.1
Net gain (loss) from actual sales	22.0	5.0	24.9	11.5
Net realized losses from impairments	-	(8.0)	-	(8.0)
Net realized investment gains (losses) reported herein	$22.0	$(2.9)	$24.9	$3.5

General Insurance Results – Operating earnings, with or without the CCI run-off business were lower in this year's second quarter and first six months. Key indicators of year-over-year performance are shown in the following table.

	General Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
A. Prior to reclassification/ Including CCI run-off business:
Net premiums earned	$575.6	$519.0	10.9%	$1,136.7	$1,051.4	8.1%
Net investment income	66.7	68.2	-2.2	133.3	134.6	-.9
Benefits and claim costs	471.5	372.1	26.7	871.7	764.7	14.0
Pretax operating income (loss)	$9.7	$71.0	-86.3%	$80.8	$139.5	-42.1%

Claim ratio	81.9%	71.7%	76.7%	72.7%
Expense ratio	26.5	26.2	26.3	25.2
Composite ratio	108.4%	97.9%	103.0%	97.9%

B. All CCI run-off business reclassification(*):
Net premiums earned	$11.5	$8.5	35.3%	$23.6	$29.4	-19.7%
Net investment income	-	-	-	-	-	-
Benefits and claim costs	60.4	18.3	230.1	80.7	58.4	38.2
Pretax operating income (loss)	$(49.8)	$(11.0)	-352.7%	$(59.3)	$(31.3)	-89.5%

Claim ratio	524.6%	215.1%	341.9%	198.8%
Expense ratio	8.3	14.7	9.5	7.9
Composite ratio	532.9%	229.8%	351.4%	206.7%

C. After reclassification/ Total Excluding all
CCI run-off business:
Net premiums earned	$564.1	$510.5	10.5%	$1,113.1	$1,022.0	8.9%
Net investment income	66.6	68.2	-2.3	133.3	134.6	-.9
Benefits and claim costs	411.0	353.7	16.2	791.0	706.3	12.0
Pretax operating income (loss)	$59.6	$82.0	-27.3%	$140.1	$170.9	-18.0%

Claim ratio	72.9%	69.3%	71.1%	69.1%
Expense ratio	26.9	26.3	26.7	25.7
Composite ratio	99.8%	95.6%	97.8%	94.8%
__________________

(*) In connection with the previously noted MI / CCI combination, $48.7 and $58.1 of pretax operating losses for the second quarter and first half of 2012, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that table (B) above incorporates 100% of the CCI run-off business results.

Favorable premium trends in workers' compensation and liability insurance lines in Old Republic's construction, trucking, and large account risk management business were mainly responsible for premium growth in the year's quarterly and year-to-date periods. Key underlying factors in this outcome were the moderate rate improvements obtained in the past eighteen months or so, and a hesitant but nonetheless strengthening pace of U.S. economic activity.

Old Republic International Corporation

Net investment income trends reflect basic stability as they have throughout Old Republic's business. While general insurance operating cash flow has remained positive, market yields on quality securities to which investments and reinvestments of funds are directed remain at historically low levels.

As section (C) in the above table shows, general insurance composite underwriting ratios for this year's second quarter and first half were up by low single digits in comparison with the preceding year. The increases were most pronounced in the second quarter's loss ratio component which was affected by higher loss costs in the aggregate performance of commercial automobile, general liability, and workers' compensation coverages. Year-over-year, the 2012 expense ratio rose by approximately 2.0 percentage points for both the second quarter and first half due to charges associated with previously deferred policy acquisition ("DAC") costs. These costs stemmed from new Financial Accounting Standards Board guidance which took effect on January 1, 2012.

Title Insurance Results – Old Republic's title insurance business reflected further positive operating momentum through mid-year 2012. Key performance indicators are shown below:

	Title Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Net premiums and fees earned	$403.4	$327.1	23.3%	$758.4	$659.9	14.9%
Net investment income	6.8	6.9	-.9	13.6	13.6	.4
Claim costs	29.4	25.1	17.3	55.1	51.1	7.9
Pretax operating income (loss)	$22.5	$5.5	303.8%	$31.9	$8.1	289.8%

Claim ratio	7.3%	7.7%	7.3%	7.8%
Expense ratio	88.3	92.3	89.8	92.7
Composite ratio	95.6%	100.0%	97.1%	100.5%

Growth in title insurance premiums and fees benefitted from a combination of factors. Key among these has been market share gains emanating from title industry dislocations and consolidation during the past three years, and greater levels of refinancing activity in more recent times. Claim ratios for the 2012 periods were lower in relation to 2011 as claim frequency and severity abated somewhat. Year-over-year expense ratio comparisons benefitted from continued rationalization of the expense structure to accommodate current and future growth expectations.

Old Republic International Corporation

RFIG Run-off Business Results – The table below reflects RFIG's comparative results before and after the previously noted combination of mortgage guaranty and consumer credit indemnity run-off coverages.

	RFIG Run-off Business
	Quarters Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
A. Prior to reclassification/
Excluding CCI run-off business:
Net premiums earned	$96.3	$111.7	-13.8%	$199.6	$225.7	-11.6%
Net investment income	9.6	16.0	-40.0	19.9	32.7	-39.1
Claim costs	205.8	283.7	-27.5	385.2	496.5	-22.4
Pretax operating income (loss)	$(110.3)	$(175.8)	37.3%	$(192.1)	$(277.0)	30.6%

Claim ratio	213.7%	253.9%	193.0%	220.0%
Expense ratio	8.5	16.0	11.2	15.5
Composite ratio	222.2%	269.9%	204.2%	235.5%

B. CCI run-off business reclassification(*):
Net premiums earned	$11.5	$8.5	35.3%	$23.6	$29.4	-19.7%
Net investment income	-	-	-	-	-	-
Claim costs	60.4	18.3	230.1	80.7	58.4	38.2
Pretax operating income (loss)	$(49.8)	$(11.0)	-352.7%	$(59.3)	$(31.3)	-89.5%

Claim ratio	524.6%	215.1%	341.9%	198.8%
Expense ratio	8.3	14.7	9.5	7.9
Composite ratio	532.9%	229.8%	351.4%	206.7%

C. After reclassification/Total
RFIG run-off MI and CCI business:
Net premiums earned	$107.8	$120.2	-10.3%	$223.2	$255.1	-12.5%
Net investment income	9.6	16.0	-40.0	19.9	32.7	-39.1
Claim costs	266.3	302.1	-11.9	465.9	554.9	-16.0
Pretax operating income (loss)	$(160.2)	$(186.9)	14.3%	$(251.5)	$(308.4)	18.5%

Claim ratio	246.9%	251.2%	208.7%	217.5%
Expense ratio	8.5	15.9	11.0	14.7
Composite ratio	255.4%	267.1%	219.7%	232.2%
__________________

(*) In connection with the previously noted MI / CCI combination, $48.7 and $58.1 of pretax operating losses for the second quarter and first half of 2012, respectively, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that table (B) above incorporates 100% of the CCI run-off business results.

Mortgage guaranty earned premiums for 2012 continued to decline. The lower top line was mostly due to the gradual depletion of a book of business in run-off operating mode, to premium refunds from claim rescission activity, and, as regards the first half of 2012, the termination of new business production since August, 2011.

Net investment income declined due to a lower invested asset base driven by the aggregate effects of reduced premium volume, ongoing claim disbursements, and a low yield environment affecting the investment portfolio.

MI incurred claim costs for 2012 were lower year-over-year as a continuing downtrend in newly reported cases, relatively stable cure rates, and lower paid claim levels more than offset ongoing declines in claim rescission and denial activity. Operating expenses declined in 2012 as a result of necessary staff reductions and other expense control initiatives.

Table (B) above shows 100% of CCI results as classified for segment reporting purposes. CCI performance in both the second quarter and first half 2012 reflected much greater claim costs due to higher estimates of ongoing claim litigation costs and reduced expectations of salvage recoveries on claim payments.

As reported in earlier periods, the Company’s flagship mortgage guaranty insurance carrier, Republic Mortgage Insurance Company ("RMIC"), had been operating pursuant to a waiver of minimum state regulatory capital requirements since late 2009. This waiver expired on August 31, 2011. As a consequence, underwriting of new policies ceased and the existing book of business was placed in run-off operating mode. Afterwards, on January 19, 2012, RMIC received a Summary Order ("Order") from the North Carolina Department of Insurance ("NCDOI") placing the Company under supervision. Among other considerations, the Order instructed RMIC to reduce the cash payment on all claims by 50

Old Republic International Corporation

percent during an initial period not to exceed one year. The remaining 50 percent deferred payment obligation ("DPO") in reserve is classified as an admissible asset and as a component of capital in RMIC's statutory balance sheet. The reserved funds will be paid at a future date as and when authorized by the NCDOI.

RMIC utilizes a proprietary standard model to forecast and evaluate the potential long-term performance of the book of business. Of necessity, the model takes into account actual premium and paid claim experience of prior periods, together with a large number of assumptions and judgments about future outcomes that are highly sensitive to a wide range of estimates. Many of these estimates and underlying assumptions relate to matters over which the Company has no control, including: 1) The conflicted interests, as well as the varying mortgage servicing and foreclosure practices of a large number of insured lending institutions; 2) General economic and industry-specific trends and events; and 3) The evolving or future social and economic policies of the U.S. Government vis-à-vis such critical sectors as the banking, mortgage lending, and housing industries, as well as its policies for resolving the insolvencies and any future role of Fannie Mae and Freddie Mac.

These matters notwithstanding, the Company’s standard model of forecasted results extended through 2021 continues to reflect ultimate profitability for the book of business. While the establishment of a premium deficiency reserve is therefore unwarranted, the model nonetheless contemplates that results for years 2012-2013 will more likely than not reflect an operating loss far in excess of RMIC’s statutory capital balance as of year-end 2011. However, as long as the Order remains in place, the statutory accounting treatment of the DPO should mitigate the adverse effect of accentuated claim costs on the statutory capital balance.

The recessionary conditions in U.S. housing finance that first emerged in 2007 have erased the long-term profitability of the MI and CCI insurance coverages and led to substantial losses. As a result, capital funds identified with these coverages at year-end 2006 have been fully depleted. While Old Republic maintains a long-term strategic interest in these lines, as previously disclosed, it has stopped additional funding for them since their capital needs cannot be met with internally available resources. Accordingly, the Mortgage Guaranty run-off will devolve within constraints of Old Republic's currently committed capital resources in RFIG's three mortgage insurance subsidiaries. As of June 30, 2012, the total statutory capital, inclusive of accumulated DPO reserve funds of $192.3, for these subsidiaries was approximately $195.9. As of the same date, the segment's GAAP capitalization largely attributable to the MI subsidiaries amounted to $96.5 (or $0.38 per share), and consisted of long-term debt of $180.0 due to the ORI parent company and a common equity account deficit of ($83.4).

In consideration of all these factors and circumstances, Old Republic's management and board of directors have concluded that a necessary recapitalization of the combined businesses will require separate external funding at a future, currently unknown date. Combining the MI and CCI lines, while maintaining their separateness within RFIG, provides the corporate structure to achieve that objective.

Corporate and Other Operations – The combination of a small life and health insurance business and the net costs associated with the parent holding company and its internal services subsidiaries produced losses for all 2012 and 2011 periods reported upon. Variations in the results posted by these relatively minor elements of Old Republic's operations usually stem from volatility inherent to the small scale of the life and health insurance business, fluctuations in the costs of external debt, and net interest expenses on intra-system financing agreements. Corporate expenses for 2012's second quarter benefited from lower interest charges due to the repayment of high cost convertible debt of $316 million in May of this year. The combination of these various elements is shown in the following table:

	Corporate and Other Operations
	Quarters Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Life & health premiums earned	$13.0	$19.8	-34.0%	$31.3	$43.6	-28.3%
Net investment income	1.8	1.9	-3.2	3.9	3.6	6.6
Other income	0.4	0.6	-23.4	1.0	1.2	-14.7
Benefits and claim costs	9.7	10.6	-8.3	21.0	22.2	-5.7
Insurance expenses	6.2	10.9	-42.7	14.3	23.5	-39.2
Corporate and other expenses-net	1.7	6.9	-75.3	7.5	10.2	-26.9
Pretax operating income (loss)	$(2.2)	$(6.1)	62.8%	$(6.5)	$(7.5)	13.1%

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic's consolidated cash and invested assets as well as shareholders' equity account at the dates shown:

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		June 30,	Dec. 31,	June 30,	June '12/	June '12/
		2012	2011	2011	Dec '11	June '11
Cash and invested assets:	Fair value basis	$10,464.2	$10,685.2	$10,670.4	-2.1%	-1.9%
	Original cost basis	$9,774.6	$10,081.8	$10,187.9	-3.0%	-4.1%

Shareholders' equity:	Total	$3,712.3	$3,772.5	$3,972.4	-1.6%	-6.5%
	Per common share	$14.50	$14.76	$15.56	-1.8%	-6.8%

Composition of shareholders' equity per share:
Equity before items below		$12.64	$13.13	$13.71	-3.7%	-7.8%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.86	1.63	1.85
Total		$14.50	$14.76	$15.56	-1.8%	-6.8%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.12	$14.01	$13.82	.8%	2.2%
RFIG run-off segment		0.38	0.75	1.74
Total		$14.50	$14.76	$15.56	-1.8%	-6.8%

Consolidated cash flow from operating activities was positive at $130.3 for this year's first half whereas a deficit of $153.4 was sustained in 2011. Old Republic's general and title insurance segments generated positive operating cash flows while RFIG's run-off operations have continued to produce cash outflows.

The consolidated investment portfolio reflects a current allocation of approximately 82 percent to fixed-maturity securities and 6 percent to equities. As has been the case for many years, Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. These are intended to assure solid funding of its insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of capital accounts.

The investment portfolio contains no significant direct insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As the next table shows, substantially all changes in the shareholders' equity account reflect the Company's net income or loss, dividend payments to shareholders, and any changes in the value of invested assets.

	Shareholders' Equity Per Share
	Quarter Ended June 30,	Six Months Ended June 30,
	2012	2012	2011
Beginning balance	$14.74	$14.76	$16.16
Changes in shareholders' equity:
Net operating income (loss)	(0.19)	(0.19)	(0.32)
Net realized investment gains (losses):
From sales	0.06	0.06	0.03
From impairments	-	-	(0.02)
Subtotal	0.06	0.06	0.01
Net unrealized investment gains (losses)	0.07	0.22	0.04
Total realized and unrealized investment gains (losses)	0.13	0.28	0.05
Cash dividends	(0.18)	(0.36)	(0.35)
Stock issuance, foreign exchange, and other transactions	-	0.01	0.02
Net change	(0.24)	(0.26)	(0.60)
Ending balance	$14.50	$14.50	$15.56

Old Republic International Corporation

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today, to discuss its second quarter 2012 performance and to review major operating trends and business developments. To access this call, please log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 877-870-5176, passcode 9406048, which will be available through August 2, 2012. The replay will also be available on Old Republic International's website through August 26, 2012.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $15.87 billion and common shareholders' equity of $3.71 billion, or $14.50 per share. Its current stock market valuation is approximately $2.1 billion, or $7.93 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent times.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2011, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 9.1 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.3 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 10.8 percent per share, and the regular cash dividend has grown at a 10.0 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 94 companies, out of 10,000-plus publicly held U.S. corporations, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Old Republic International Corporation

	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		June 30,	December 31,	June 30,
	SUMMARY BALANCE SHEETS:	2012	2011	2011
	Assets:
	Cash and fixed maturity securities	$9,705.0	$9,962.5	$9,899.1
	Equity securities	627.7	580.8	622.2
	Other invested assets	131.4	141.7	149.0
	Cash and invested assets	10,464.2	10,685.2	10,670.4
	Accounts and premiums receivable	1,113.7	1,039.0	1,055.5
Federal income tax recoverable:	Current	80.4	73.5	31.7
	Deferred	109.8	116.7	97.5
	Reinsurance balances recoverable	3,234.5	3,243.9	3,230.9
	Prepaid federal income taxes	1.0	1.0	63.5
	Sundry assets	871.3	890.9	937.1
	Total	$15,875.2	$16,050.4	$16,086.9
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,533.6	$1,461.9	$1,453.1
	Benefit and claim reserves	8,966.1	8,786.6	8,680.7
	Debt	573.8	912.8	923.1
	Sundry liabilities	1,089.2	1,116.3	1,057.6
	Shareholders' equity	3,712.3	3,772.5	3,972.4
	Total	$15,875.2	$16,050.4	$16,086.9

		Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	June 30,		June 30,		June 30,
		2012	2011	2012	2011	2012	2011
	Net premiums and fees earned	$1,088.5	$977.7	$2,126.1	$1,980.8	$4,195.4	$3,890.3
	Net investment income	85.0	93.1	170.9	184.6	350.8	372.3
	Other income	28.3	27.0	59.9	55.5	119.6	86.9
	Net realized investment gains (losses)	22.0	(2.9)	24.9	3.5	137.0	36.8
	Total revenues	1,223.9	1,094.9	2,382.0	2,224.5	4,803.0	4,386.5
	Benefits and claims	716.3	691.5	1,332.8	1,334.7	2,762.5	2,608.2
	Sales and other expenses	565.9	511.8	1,110.1	1,023.1	2,204.8	1,996.0
	Total expenses	1,282.2	1,203.3	2,443.0	2,357.8	4,967.4	4,604.2
	Pretax income (loss)	(58.3)	(108.3)	(60.9)	(133.3)	(164.3)	(217.7)
	Income taxes (credits)	(24.2)	(42.0)	(27.3)	(54.0)	(69.5)	(86.1)
	Net income (loss)	$(34.0)	$(66.3)	$(33.5)	$(79.2)	$(94.8)	$(131.5)

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$(.13)	$(.26)	$(.13)	$(.31)	$(.37)	$(.53)
	Diluted	$(.13)	$(.26)	$(.13)	$(.31)	$(.37)	$(.53)
	Components of earnings per share:
	Basic, net operating income (loss)	$(.19)	$(.25)	$(.19)	$(.32)	$(.73)	$(.62)
	Realized investment gains (losses)	.06	(.01)	.06	.01	.36	.09
	Basic net income (loss)	$(.13)	$(.26)	$(.13)	$(.31)	$(.37)	$(.53)
	Diluted, net operating income (loss)	$(.19)	$(.25)	$(.19)	$(.32)	$(.73)	$(.62)
	Realized investment gains (losses)	.06	(.01)	.06	.01	.36	.09
	Diluted net income (loss)	$(.13)	$(.26)	$(.13)	$(.31)	$(.37)	$(.53)
	Cash dividends on common stock	$.1775	$.1750	$.3550	$.3500	$.7050	$.6950
	Book value per share					$14.50	$15.56
	Common shares outstanding:
	Average basic	255,747,273	254,972,652	255,609,699	254,873,612	255,414,620	250,237,869
	Average diluted	255,747,273	254,972,652	255,609,699	254,873,612	255,414,620	250,237,869
	Actual, end of period					256,068,352	255,369,362

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$(34.0)	$(66.3)	$(33.5)	$(79.2)	$(94.8)	$(131.5)
	Post-tax net unrealized gains (losses)	18.6	32.2	56.1	9.2	54.4	29.4
	Other adjustments	(1.9)	(1.8)	3.2	3.7	(51.1)	5.9
	Net adjustments	16.7	30.4	59.4	13.0	3.3	35.4
	Comprehensive income (loss)	$(17.2)	$(35.8)	$25.8	$(66.2)	$(91.5)	$(96.1)

Old Republic International Corporation

Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. RFIG run-off and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. RFIG run-off results, in particular, may also be affected by various mortgage guaranty risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2011 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's most recent Form 10-Q quarterly report to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com

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